Exhibit 10.3

FIRST AMENDMENT TO
PURCHASE AND SALE AGREEMENT

This First Amendment to Purchase and Sale Agreement (this “Amendment”) is effective as of October __, 2022, by and among CSRE PROPERTIES SANDERSVILLE, LLC, a Georgia limited liability company (“Purchaser”), LUNA SQUARES, LLC (f/k/a Innovative Property Management, LLC), a Delaware limited liability company (“Luna”), MAWSON INFRASTRUCTURE GROUP, INC., a Delaware corporation (“MIG,” and Luna and MIG are collectively referred to as “Seller”), and CLEANSPARK, INC., a Nevada corporation (“Parent”).

RECITALS

A. Seller, Purchaser and Parent have entered into that certain Purchase and Sale Agreement dated September 8, 2022 (the “Agreement”); and

B. Seller, Purchaser and Parent desire to amend the Agreement pursuant to the terms and conditions of this Amendment.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.
Definitions. Unless otherwise defined in this Amendment, all capitalized terms herein shall have the meanings ascribed to them in the Agreement.
2.
Consideration. The parties agree that the consideration for this Amendment consists of the mutual benefits arising from the modifications set out below.
3.
Section 3(a) The parties agree that Section 3(a) of the Agreement shall be deleted in its entirety and be replaced with the following:

“(a) At the Closing (as defined in Section 10.1 below), and subject to the satisfaction of the conditions set forth in Section 16 below, Purchaser shall pay Luna the Closing Purchase Price, less a credit against the Cash Consideration, defined below, in the amount of the Earnest Money, defined in Section 4 below, and as adjusted to reflect the prorations provided for herein. Payment of the Purchase Price shall be comprised of the following: (i) Six Million Five Hundred Thousand and No/100 Dollars ($6,500,000.00) in Luna Financing, defined and described in Section 19 below; (ii) the issuance by Parent to Luna (or MIG as its designee, as directed by Luna) of the Closing Parent Shares, such shares having a value of Six Million, Five Hundred Thousand and No/100 Dollars ($6,500,000.00) as of the Effective Date (based upon the volume weighted average price of the Parent Common Stock over the five trading days immediately preceding the Effective Date), in accordance with the terms of this Agreement; and (iii) Thirteen Million

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Five Hundred Thousand and No/100 Dollars ($13,500,000.00) by wire transfer of immediately available funds (the “Cash Consideration”).”

4.
Section 19.01 The parties agree that Section 19.01 of the Agreement shall be deleted in its entirety and be replaced with the following:

“19.01 Seller Financing. Seller shall provide seller financing for a portion of the Purchase Price as described in Section 3 above pursuant to the following terms (the “Seller Financing”). Seller shall provide a loan at Closing in the principal amount of Six Million Five Hundred Thousand and No/100 Dollars ($6,500,000.00) (“Total Loan Amount”). The interest rate shall be eight percent (8%) per annum, compounded monthly on any amounts outstanding. Default interest of 15% per annum will apply to any amounts unpaid when due. The Total Loan Amount with accrued but unpaid interest shall be repaid at the end of seventy (70) days after Closing. The Seller Financing will be evidenced by a secured promissory note substantially in the form in Exhibit “G” (the “Note”) and all obligations due under the Note shall be guaranteed by Parent and secured by a first priority security interest in the assets being sold by Seller to Purchaser, substantially in the form in Exhibit “G” (the “Security Agreement”).”

5.
Exhibit G - Note. The Note provided in Exhibit G of the Agreement is deleted in its entirety and replaced with the revised Note attached hereto as Exhibit G.
6.
Schedules. Schedules 1, 1.1, 2 and 13.8 of the Agreement are all deleted in their entirety and replaced with Schedules 1, 1.1, 2 and 13.8, respectively, attached hereto.
7.
Schedule 13.16. A new Schedule 13.16 is to be added to the Agreement as provided in Schedule 13.16 attached hereto.
8.
Binding Agreement. All of the terms and provisions of this Amendment shall be binding upon each party hereto and their respective successors and assigns, and shall inure to the benefit of each party hereto and their respective successors and assigns.
9.
Counterparts. This Amendment may be executed in multiple counterparts and transmitted by facsimile, by electronic mail in portable document format (“PDF”) form or by any other electronic means intended to preserve the original graphic and pictorial appearance of a party’s signature, with each such counterpart, facsimile or PDF signature constituting an original and all of which together constituting one and the same original.
10.
Authority. The undersigned warrants that the individual executing this Amendment on behalf of such party has the requisite authority to execute this Amendment and to bind such party to all the provisions of this Amendment.
11.
Continuing Validity. Except as expressly modified by this Amendment, the terms and conditions of the Agreement will remain unchanged and in full force and effect, and are expressly

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incorporated by reference in this Amendment. In the event of a conflict between the terms of this Amendment and the Agreement, the terms of this Amendment will prevail.

[SIGNATURES ON THE FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

PURCHASER:

CSRE PROPERTIES SANDERSVILLE, LLC, a Georgia limited liability company

By: CSRE Property Management Company, LLC, a Georgia limited liability company, its Manager

By: CleanSpark, Inc., a Nevada corporation, its Manager

By: /s/ Zachary K. Bradford

        Zachary K. Bradford, President

SELLER: LUNA SQUARES, LLC (f/k/a Innovative Property Management, LLC), a Delaware limited liability company By: /s/ James Manning James Manning, CEO
PARENT: CLEANSPARK, INC. a Nevada corporation By: /s/ Zachary K. Bradford Zachary K. Bradford, President	PARENT: MAWSON INFRASTRUCTURE GROUP, INC., a Delaware corporation By: /s/ James Manning James Manning, CEO

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